UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2012

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 6188-6818, ext 6856
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.	Other Events.

On November 15, 2012, China BAK Battery, Inc. (the “Company”) issued a press release announcing that it regained compliance with the Nasdaq Stock Market Listing Rules (the “Listing Rules”) that require maintenance of a minimum $1.00 per share bid price. On November 13, 2012, the Company received notification from The Nasdaq Listing Qualifications department that the Company had regained compliance with the minimum bid price requirement set forth in Listing Rule 5450(a)(1) after maintaining a closing bid price equal to or in excess of $1.00 for ten consecutive trading days and that the matter of the Company's noncompliance with the Listing Rules, as announced on May 29, 2012, had been closed.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated November 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: November 15, 2012	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 15, 2012